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                                                                   Exhibit 10.29


                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of June 3, 1996, by and among Blyth Holdings, Inc., a Delaware corporation ("Company"), and Swartz Investments, LLC, a Georgia limited liability corporation, on behalf of itself and its designees or permitted assigns ("Swartz" sometimes referred to herein, together with its designees or permitted assigns, as "Holder" or "Holders") with respect to the Company's offering ("Offering") of up to Seven Million Three Hundred Fifty Thousand Dollars ($7,350,000) of 8% Convertible Debentures (the "Debentures") pursuant to the Subscription Agreements between the Company and certain investors.

     1.  Demand Registration.  After the expiration of a period of one hundred
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eighty (180) calendar days from the final closing of the Offering, Holder may notify the Company in writing that it demands that the Company file a registration statement under the Act registering the resale of all of the Common Stock issuable upon exercise of the Warrant issued to Holder in connection with the Offering ("Registrable Securities"), without cutback or reduction. Upon receipt of such notice, the Company shall effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities (a "Demand Registration").

     2.  Piggyback Registration.  If (but without any obligation to do so) the
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Company proposes to register any of its Common Stock under the Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in a Company stock or other benefit plan, or (ii) a registration of stock options, stock purchase or compensation or incentive plans or securities issued or issuable pursuant to any such plan on Form S-8 or comparable form then in effect, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given by fax within ten (10) days after mailing of such notice by the Company, which request shall state the intended method of disposition of such shares by such Holder, the Company shall cause to be included in such registration all of the Registrable Securities that each such Holder has requested to be registered (a "Piggyback Registration").

     3.  Limitation on Obligations to Register.  Notwithstanding anything to the
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contrary herein:

     (a) the Company shall not be obligated to effect a Demand Registration

          (i) unless the closing bid price for the Company's common stock has equaled or exceeded 110% of the exercise price of the Warrants each day for the five (5) trading days immediately prior to the notice of demand; or

          (ii) if the Company filed a registration statement which became effective within six (6) months prior to the notice of demand and granted Holders the right to include all Registrable Securities in such registration statement, and the Holders declined to do so; and

     (b) the Company shall have the right (i) to defer the initial filing or request for acceleration of effectiveness of any Demand Registration or Piggyback Registration, or (ii) after effectiveness, to suspend effectiveness of any such registration statement, if, in the good faith judgment of the board of directors of the Company and upon the advice of counsel to the Company or the managing underwriter (if any) of the offering, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning the Company disclosure of
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which at the time is not, in the opinion of the board of directors of the
Company upon the advice of counsel, otherwise required and in the best interests of the Company; provided, however, that the Company will not delay or suspend effectiveness of such registration for more than ninety (90) days from the date of the demand. The registration may only be delayed for one ninety (90) day period.

     4.  Expenses of Registration.  All expenses other than underwriting
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discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1 or 2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (and including the reasonable fees and disbursements incurred of only one counsel for the selling Holders selected by them, not to exceed $5,000) shall be borne by the Company.

     5.  Indemnification.  In the event any Registrable Securities are included
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in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each "Holder Indemnified Persons" (defined for purposes of this Section 5 as each Holder, the officers and directors of each Holder acting in their capacity as such, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act")), against any losses, claims, damages, expenses, or liabilities (joint or several)("Losses") to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Act, the 1934 Act, any state securities law or rule or regulation promulgated under the Act, the 1934 Act, or any state securities law and the Company will reimburse each such Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that the indemnity agreement contained in this subsection 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Loss or action to the extent that it arises out of or is based upon a Violation which occurs (i) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder Indemnified Person, or (ii) the failure of such Holder Indemnified Person to deliver a copy of the registration statement or the prospectus, or any amendments or supplements thereto, after the Company or underwriters has furnished such person with a sufficient number of copies of the same.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the "Company Indemnified Persons" (defined for the purpose of this Section 5 as the Company, each of its directors in their capacity as such, each of its officers who have signed the registration statement in their capacity as such, each person, if any, who controls the Company within the meaning of the Act in their capacity as such, any underwriter and any other Holder Indemnified Person selling securities in such registration statement), against any Loss (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder Indemnified Person may become subject, under the Act,
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the 1934 Act or other federal or state law, insofar as such Loss (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such Company Indemnified Person in connection with investigating or defending any such Loss or action; provided, however, that the indemnity agreement contained in this subsection 5(b) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that, in no event shall any indemnity under this subsection 5(b) exceed the gross proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying party shall be responsible for the fees and expenses incurred by only one (1) counsel for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

     (d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as such court finds appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions that resulted in such Loss as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

         6.  Miscellaneous
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     (a) Company shall maintain any registration statement filed under this
Agreement effective as provided above until the distribution described in that registration statement has been
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completed, but in no event more than one hundred eighty (180) days.

     (b) Each Holder shall give the Company one business day's prior written notice of any proposed sale of Registrable Securities under the registration statement, and shall not make such sale unless (i) one business day lapses without response from the Company, or (ii) the Company notifies the Holder in writing that the registration statement requires a post-effective amendment or supplement to be current. In the event of (ii) above, and subject to section 3 above, the Company shall use its reasonable efforts to file a complete and accurate post-effective amendment or supplement with the SEC and have any such amendment declared effective as soon as reasonably possible and provide copies to the Holders to enable them to sell their Registrable Securities in accordance with applicable law and regulations.

     (c) Any provision of this Agreement may be amended and the observance thereof may be waived only with the written consent of the Company and the Holders of a majority of the Registrable Securities.

     (d) All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: President, 989 E. Hillsdale Blvd., Foster City, CA 94404-2113, Telephone No. (415) 571-0222, Telecopy No. (415) 571-1132 and (ii) the Holders at their respective last address as the party shall have furnished in writing as a new address to be entered on such register. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

     (e) This Agreement shall terminate on the date that is three years from the date of this Agreement; but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination or (ii) other indemnification obligations under this Agreement.

     (f) The rights of a Holder under this Agreement may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Shares included in a Demand Registration or Piggyback Registration, a copy of this Agreement executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement).

     (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, U.S.A. applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard an determined only in either a federal or state court sitting in the county of Fulton in the State of Georgia, U.S.A.


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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                     Blyth Holdings, Inc.

                                     By:
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                                            Michael Minor,
                                            Chairman and Chief Executive Officer


                                     SWARTZ INVESTMENTS, LLC

                                     By:
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                                            Eric Swartz, President